UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 12, 2025

Tejon Ranch Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661-248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2025, Tejon Ranch Co. (“Company”) Director Rhea Frawn Morgan informed the Company that she will not stand for reelection as a director at the 2025 annual meeting, upon completing her current term as a director at the 2025 annual meeting. In connection therewith and pursuant to authority conferred in Article III, Section 2 of the Company’s Bylaws, on March 14, 2025, the Board of Directors (“Board”) adopted a resolution by unanimous consent reducing the size of the Board from eleven to ten, effective immediately upon adjournment of the 2025 annual meeting.

Ms. Morgan has served the Company as a director since January 2021. She served the Company on the Audit Committee, Real Estate Committee, and the Compensation Committee. Ms. Morgan’s extensive experience in master planned community development, private equity, with public pension funds, and her business acumen will be missed by the Board and the Company as she has been a valuable resource over her tenure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2025	TEJON RANCH CO.

	By:	/S/ MICHAEL R.W. HOUSTON
	Name:	Michael R.W. Houston
	Title:	Senior Vice President, General Counsel & Secretary

3